UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2007

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements for Certain Officers.

(d) Appointment of Directors to Committees. On March 29, 2007 and September 21, 2007, Jarden Corporation (the “Company”) filed Current Reports on Form 8-K under Item 5.02 pursuant to which it announced that the Board of Directors of the Company (the “Board”) had elected Michael Gross and Richard Heckmann, respectively, to the Board. At the time of each of the respective elections to the Board, Messrs Gross and Heckmann had not been appointed to any committees of the Board.

Pursuant to Instruction 2 of Item 5.02, this amendment to such Form 8-K’s is being filed to report that, effective on February 11, 2008, Mr. Gross was appointed to the Audit Committee and Compensation Committee of the Board and Mr. Heckmann was appointed to the Nominating and Policies Committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2008

JARDEN CORPORATION

By:	/s/ John E. Capps
Name: John E. Capps
Title: Senior Vice President, General Counsel and Secretary